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                                                                    Exhibit 23.4



                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this registration statement of SoftKey International Inc. on Form S-3 of our report dated May 24, 1995 (June 30, 1995 as to the second paragraph of Note 4) relating to the financial statements of Minnesota Educational Computing Corporation (MECC) for each of the years in the period ended March 31, 1995 included in the Form 8-K of SoftKey International Inc. filed on May 21, 1996.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ DELOITTE & TOUCHE LLP
                                        Deloitte & Touche LLP



Minneapolis, Minnesota
August 9, 1996